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                                                                     EXHIBIT 4.1
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                              PUBLIC STORAGE, INC.

                       FLEET NATIONAL BANK, AS DEPOSITARY



                                       AND



                        THE HOLDERS FROM TIME TO TIME OF
                    THE DEPOSITARY RECEIPTS DESCRIBED HEREIN
                      RELATING TO Series S PREFERRED STOCK


                                -----------------
                                DEPOSIT AGREEMENT
                                -----------------

                          Dated as of October 31, 2001






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                                TABLE OF CONTENTS



                                    ARTICLE I

                                   Definitions

                                   ARTICLE II

                       Form of Receipts, Deposit of Stock,
                        Execution and Delivery, Transfer,

                      Surrender and Redemption of Receipts



                                                                        Page
                                                                       ----

SECTION 2.1  Form and Transfer of Receipts .........................     2
SECTION 2.2  Deposit of Stock; Execution and Delivery of
                            Receipts in Respect Thereof ............     4
SECTION 2.3  Registration of Transfer of Receipts ..................     4
SECTION 2.4  Split-ups and Combinations of Receipts; Surrender
                            of Receipts and Withdrawal of Stock.....     4
SECTION 2.5  Limitations on Execution and Delivery, Transfer,
                            Surrender and Exchange of Receipts .....     6
SECTION 2.6  Lost Receipts, etc ....................................     6
SECTION 2.7  Cancellation and Destruction of Surrendered Receipts ..     6
SECTION 2.8  Redemption of Stock ...................................     6

                                   ARTICLE III

                             Certain Obligations of
                       Holders of Receipts and the Company

SECTION 3.1  Filing Proofs, Certificates and Other Information .....     8
SECTION 3.2  Payment of Taxes or Other Governmental Charges ........     8
SECTION 3.3  Warranty as to Stock ..................................     9

                                   ARTICLE IV

                        The Deposited Securities; Notices

SECTION 4.1  Cash Distributions ....................................     9
SECTION 4.2  Distributions Other than Cash, Rights Preferences
                            or Privileges ..........................     9


                                       i

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SECTION 4.3  Subscription Rights, Preferences or Privileges .............   10
SECTION 4.4  Notice of Dividends, etc.; Fixing Record Date for
                    Holders of Receipts .................................   11
SECTION 4.5  Voting Rights ..............................................   11
SECTION 4.6  Changes Affecting Deposited Securities and
                    Reclassifications, Recapitalizations, etc ...........   12
SECTION 4.7  Delivery of Reports ........................................   12
SECTION 4.8  List of Receipt Holders ....................................   12

                                   ARTICLE V

                        The Depositary, the Depositary's
                     Agents, the Registrar and the Company

SECTION 5.1  Maintenance of Offices, Agencies and Transfer Books
                    by the Depositary; Registrar ........................   13
SECTION 5.2  Prevention of or Delay in Performance by the Depositary, the
                    Depositary's Agents, the Registrar or the Company ...   14
SECTION 5.3  Obligation of the Depositary, the Depositary's Agents,
                    the Registrar and the Company .......................   14
SECTION 5.4  Resignation and Removal of the Depositary; Appointment
                    of Successor Depositary .............................   16
SECTION 5.5  Corporate Notices and Reports ..............................   17
SECTION 5.6  Indemnification by the Company .............................   17
SECTION 5.7  Charges and Expenses .......................................   17
SECTION 5.8  Tax Compliance .............................................   17

                                   ARTICLE VI

                            Amendment and Termination

SECTION 6.1  Amendment ..................................................   18
SECTION 6.2  Termination ................................................   18

                                   ARTICLE VII

                                  Miscellaneous

SECTION 7.1  Counterparts ...............................................   19
SECTION 7.2  Exclusive Benefit of Parties ...............................   19


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SECTION 7.3  Invalidity of Provisions .................................   19
SECTION 7.4  Notices ..................................................   19
SECTION 7.5  Appointment of Registrar .................................   20
SECTION 7.6  Holders of Receipts are Parties ..........................   20
SECTION 7.7  Governing Law ............................................   20
SECTION 7.8  Inspection of Deposit Agreement ..........................   20
SECTION 7.9  Headings .................................................   20


                            Form of Depositary Shares

Form of Face of Receipt ...............................................   A-1
Form of Reverse of Receipt ............................................   A-3


                                       iii

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                  DEPOSIT AGREEMENT, dated as of October 31, 2001, among PUBLIC
STORAGE, INC., a California corporation (the "Company"), Fleet National Bank, a national banking association (the "Depositary"), and the holders from time to time of the Receipts described herein.

                  WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of Series S Preferred Stock of the Company with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Receipts evidencing Depositary Shares in respect of the Stock so deposited; and

                  WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

                  NOW, THEREFORE, in consideration of the promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  Definitions

                  The following definitions shall, for all purposes, unless otherwise indicated, apply to the respective terms used in this Deposit
Agreement:

                  "Certificate" shall mean the Certificate of Determination filed with the Secretary of State of the State of California establishing the Stock as a series of preferred stock of the Company.

                  "Deposit Agreement" shall mean this Deposit Agreement, as amended or supplemented from time to time.

                  "Depositary" shall mean Fleet National Bank and any successor as Depositary hereunder.

                  "Depositary Shares" shall mean Depositary Shares, each representing 1/1,000 of a share of Stock and evidenced by a Receipt.

                  "Depositary's Agent" shall mean an agent appointed by the Depositary pursuant to Section 5.1 and shall include the Registrar if such Registrar is not the Depositary.

                  "Depositary's Office" shall mean the principal office of the Depositary at which at any particular time its depositary receipt business shall be administered.

                  "Receipt" shall mean one of the Depositary Receipts, substantially in the form set forth as Exhibit A hereto, issued hereunder, whether in definitive or temporary form and evidencing the number of Depositary Shares held of record by the record holder of such Depositary Shares.

                  "record holder" or "holder" as applied to a Receipt shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

                  "Registrar" shall mean the Depositary or such other bank or trust company which shall be appointed to register ownership and transfers of Receipts as herein provided.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Stock" shall mean shares of the Company's 7.875% Cumulative Preferred Stock, Series S, $.01 par value per share.

                                   ARTICLE II

                      Form of Receipts, Deposit of Stock,
                       Execution and Delivery, Transfer,
                      Surrender and Redemption of Receipts

                  SECTION 2.1 Form and Transfer of Receipts. Definitive Receipts shall be engraved or printed or lithographed on steel-engraved borders, with appropriate insertions, modifications and omissions, as hereinafter provided, if and to the extent required by any securities exchange on which the Receipts are listed. Pending the preparation of definitive Receipts or if definitive Receipts are not required by any securities exchange on which the Receipts are listed, the Depositary, upon the written order of the Company or any holder of Stock, as the case may be, delivered in compliance with Section 2.2, shall execute and deliver temporary Receipts which are printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine,

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as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at the Depositary's Office or at such other place or places as the Depositary shall determine, without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Company's expense and without any charge to the holder therefor. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Agreement, and with respect to the Stock, as definitive Receipts.

                  Receipts shall be executed by the Depositary by the manual and/or facsimile signature of a duly authorized officer of the Depositary. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed in accordance with the foregoing sentence. The Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided.

                  Receipts shall be in denominations of any number of whole Depositary Shares. The Company shall deliver to the Depositary from time to time such quantities of Receipts as the Depositary may request to enable the Depositary to perform its obligations under this Deposit Agreement.

                  Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Stock, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject.

                  Title to Depositary Shares evidenced by a Receipt, which is properly endorsed or accompanied by a properly executed instrument of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until transfer of a Receipt shall
                       --------  -------
be registered on the books of the Depositary as provided in Section 2.3, the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

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                  SECTION 2.2 Deposit of Stock; Execution and Delivery of
Receipts in Respect Thereof. Subject to the terms and conditions of this Deposit Agreement, the Company or, subject to Section 2.4, any holder of Stock may from time to time deposit shares of Stock under this Deposit Agreement by delivery to the Depositary of a certificate or certificates for the Stock to be deposited, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement, and together with a written order of the Company or such holder, as the case may be, directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of Depositary Shares representing such deposited Stock.

                  Deposited Stock shall be held by the Depositary at the Depositary's Office or at such other place or places as the Depositary shall determine.

                  Upon receipt by the Depositary of a certificate or certificates for Stock deposited in accordance with the provisions of this Section, together with the other documents required as above specified, and upon recordation of the Stock on the books of the Company in the name of the Depositary or its nominee, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver, to or upon the order of the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section, a Receipt or Receipts for the whole number of Depositary Shares representing, in the aggregate, the Stock so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the Depositary's Office or such other offices, if any, as the Depositary may designate. Delivery at other offices shall be at the risk and expense of the person requesting such delivery.

                  SECTION 2.3 Registration of Transfer of Receipts. Subject to the terms and conditions of this Deposit Agreement, the Depositary shall register on its books from time to time transfers of Receipts upon any surrender thereof by the holder in person or by a duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer. Thereupon, the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered and deliver such new Receipt or Receipts to or upon the order of the person entitled thereto.

                  SECTION 2.4 Split-ups and Combinations of Receipts; Surrender of Receipts and Withdrawal of Stock. Upon surrender of a Receipt or Receipts at the Depositary's Office or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, and subject to the terms and conditions of this Deposit Agreement, the

Depositary shall execute and deliver a new Receipt or Receipts in the authorized denomination or denominations requested, evidencing the aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered; provided,
                                                                    --------
however, that the Depositary shall not issue any Receipt evidencing a fractional
-------
Depositary Share.

                  Any holder of a Receipt or Receipts representing any number of whole shares of Stock may (unless the related Depositary Shares have previously been called for redemption) withdraw the Stock and all money and other property, if any, represented thereby by surrendering such Receipt or Receipts at the Depositary's Office or at such other offices as the Depositary may designate for such withdrawals and paying any unpaid amount due the Depositary. Thereafter, without unreasonable delay, the Depositary shall deliver to such holder or to the person or persons designated by such holder as hereinafter provided, the number of whole shares of Stock and all money and other property, if any, represented by the Receipt or Receipts so surrendered for withdrawal, but holders of such whole shares of Stock will not thereafter be entitled to deposit such Stock hereunder or to receive Depositary Shares therefor. If a Receipt delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Stock to be so withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of Stock and such money and other property, if any, to be so withdrawn, deliver to such holder, or upon his order, a new Receipt evidencing such excess number of Depositary Shares, provided, however, that the Depositary
                                         --------  -------
shall not issue any Receipt evidencing a fractional Depositary Share. Delivery of the Stock and money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate which, if required by the Depositary, shall be properly endorsed or accompanied by proper instruments of transfer.

                  If the Stock and the money and other property being withdrawn are to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Stock, such holders shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such shares of Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.

                  Delivery of the Stock and the money and other property, if any, represented by Receipts surrendered for withdrawal shall be made by the Depositary at the Depositary's Office, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.

                  SECTION 2.5 Limitations on Execution and Delivery, Transfer, Surrender and Exchange of Receipts. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary's Agents or the Company may require payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any charges or expenses payable by the holder of a Receipt pursuant to Sections 3.2 and 5.7, may require the production of evidence satisfactory to it as to the identity and genuineness of any signature, and may also require compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement.

                  The deposit of Stock may be refused, the delivery of Receipts against Stock may be suspended, the registration of transfer of Receipts may be refused and the registration of transfer, surrender or exchange of outstanding Receipts may be suspended (i) during any period when the register of stockholders of the Company is closed, or (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of this Deposit Agreement.

                  SECTION 2.6 Lost Receipts, etc. In case any receipt shall be mutilated, destroyed, lost or stolen, the Depositary in its reasonable discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon (i) the filing by the holder thereof with the Depositary of evidence reasonably satisfactory to the Depositary of such destruction or loss or theft of such Receipt, of the authenticity thereof and of his or her ownership thereof, (ii) the furnishing of the Depositary with indemnification reasonably satisfactory to it and the Company and (iii) the payment of any reasonable expense (including reasonable fees, charges and expenses of the Depositary) in connection with such execution and delivery.

                  SECTION 2.7 Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary or any Depositary's Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Company is authorized to destroy all Receipts so cancelled.

                  SECTION 2.8 Redemption of Stock. Whenever the Company shall be permitted and shall elect to redeem shares of Stock in accordance with the provisions of the Certificate, it shall (unless otherwise agreed to in writing with the Depositary) give or cause to be given to the Depositary not less than 60 days' notice of the date of such proposed redemption or exchange of Stock and of the number of such shares held by the Depositary to be so redeemed and the applicable redemption price, as set forth in the Certificate, which notice shall be accompanied by a certificate from the Company stating that such redemption of Stock is in accordance with the provisions of the Certificate. Notice of redemption of Stock will also be given by the Company by publication in a newspaper of general circulation in the County of Los Angeles and the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date, and the Depositary will publish a notice of redemption of the Depositary Shares containing the same type of information and in the same manner as the Company's notice of redemption. On the date of such redemption, provided that the Company shall then have paid or caused to be paid in full to the Depositary the redemption price of the Stock to be redeemed, plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption, in accordance with the provisions of the Certificate, the Depositary shall redeem the number of Depositary Shares representing such Stock. The Depositary shall mail notice of the Company's redemption of Stock and the proposed simultaneous redemption of the number of Depositary Shares representing the Stock to be redeemed by first-class mail, postage prepaid, not less than 30 and not more than 60 days prior to the date fixed for redemption of such Stock and Depositary Shares (the "Redemption Date") to the record holders of the Receipts evidencing the Depositary Shares to be so redeemed, at the address of such holders as they appear on the records of the Depositary; but neither failure to mail any such notice of redemption of Depositary Shares to one or more such holders nor any defect in any notice of redemption of Depositary Shares to one or more such holders shall affect the sufficiency of the proceedings for redemption as to the other holders. The Company will provide the Depositary with the information necessary for the Depositary to prepare such notice and each such notice shall state: (i) the Redemption Date; (ii) the number of Depositary Shares to be redeemed and, if less than all the Depositary Shares held by any such holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed; (iii) the redemption price per Depositary Share; (iv) the place or places where Receipts evidencing Depositary Shares are to be surrendered for payment of the redemption price; and (v) that dividends in respect of the Stock represented by the Depositary Shares to be redeemed will cease to accrue on such Redemption Date. In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be determined pro rata or by lot in a manner determined by the Board of Directors.

                  Notice having been mailed by the Depositary as aforesaid, from and after the Redemption Date (unless the Company shall have failed to provide the funds necessary to redeem the Stock evidenced by the Depositary Shares called for redemption) (i) dividends on the shares of Stock so called for redemption shall cease to accrue from and after such date, (ii) the Depositary Shares being redeemed from such proceeds shall be deemed no longer to be outstanding, (iii) all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price) shall, to the extent of such Depositary Shares, cease and terminate, and (iv) upon surrender in accordance with such redemption notice of the Receipts evidencing any such Depositary Shares called for redemption (properly endorsed or assigned for transfer, if the Depositary or applicable law shall so require), such Depositary Shares shall be redeemed by the Depositary at a redemption price per Depositary Share equal to the same fraction of the redemption price per share paid with respect to the shares of Stock as the fraction each Depositary Share represents of a share of Stock plus the same fraction of all money and other property, if any, represented by such Depositary Shares, including all amounts paid by the Company in respect of dividends which on the Redemption Date have accumulated on the shares of Stock to be so redeemed and have not theretofore been paid. Any funds deposited by the Company with the Depositary for any Depositary Shares that the holders thereof fail to redeem will be returned to the Company after a period of five years from the date such funds are so deposited.

                  If fewer than all of the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with the redemption payment, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption, provided, however, that the Depositary
                                       --------  -------
shall not issue any Receipt evidencing a fractional Depositary Share.

                                   ARTICLE III

                             Certain Obligations of
                       Holders of Receipts and the Company

                  SECTION 3.1 Filing Proofs, Certificates and Other Information. Any holder of a Receipt may be required from time to time to file such proof of residence, or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper or otherwise reasonably request. The Depositary or the Company may withhold the delivery, or delay the registration of transfer, redemption or exchange, of any Receipt or the withdrawal or conversion of the Stock represented by the Depositary Shares evidenced by any Receipt or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

                  SECTION 3.2 Payment of Taxes or Other Governmental Charges. Holders of Receipts shall be obligated to make payments to the Depositary of certain charges and expenses, as provided in Section 5.7. Registration of transfer of any Receipt or any withdrawal of Stock and all money or other property, if any, represented by the Depositary Shares evidenced by such

Receipt may be refused until any such payment due is made, and any dividends, interest payments or other distributions may be withheld or any part of or all the Stock or other property represented by the Depositary Shares evidenced by such Receipt and not theretofore sold may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, the holder of such Receipt remaining liable for any deficiency.

                  SECTION 3.3 Warranty as to Stock. The Company hereby represents and warrants that the Stock, when issued, will be duly authorized, validly issued, fully paid and nonassessable. Such representation and warranty shall survive the deposit of the Stock and the issuance of Receipts.

                                   ARTICLE IV

                        The Deposited Securities; Notices

                  SECTION 4.1 Cash Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution on Stock, the Depositary shall, subject to Sections 3.1 and 3.2, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.4 such amounts of such dividend or distribution as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that in case the Company or the Depositary shall be
         --------  -------
required to withhold and shall withhold from any cash dividend or other cash distribution in respect of the Stock an amount on account of taxes or as otherwise required by law, regulation or court process, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. In the event that the calculation of any such cash dividend or other cash distribution to be paid to any record holder on the aggregate number of Depositary Receipts held by such holder results in an amount which is a fraction of a cent, the amount the Depositary shall distribute to such record holder shall be rounded to the next highest whole cent if such fraction of a cent is equal to or greater than $.005, otherwise such fractional interest shall be disregarded; and upon request of the Depositary, the Company shall pay the additional amount to the Depositary for distribution.

                  SECTION 4.2 Distributions Other than Cash, Rights, Preferences or Privileges. Whenever the Depositary shall receive any distribution other than cash, rights, preferences or privileges upon Stock, the Depositary shall, subject to Sections 3.1 and 3.2, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.4 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary such distribution cannot be made proportionately among such record holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem equitable and appropriate. The net proceeds of any such sale shall, subject to Sections 3.1 and 3.2, be distributed or made available for distribution, as the case may be, by the Depositary to record holders of Receipts as provided by Section 4.1 in the case of a distribution received in cash.

                  SECTION 4.3 Subscription Rights, Preferences or Privileges. If the Company shall at any time offer or cause to be offered to the persons in whose names Stock is recorded on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the record holders of Receipts in such manner as the Depositary may determine, either by the issue to such record holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Depositary in its discretion with the approval of the Company; provided,
                                                               --------
however, that (i) if at the time of issue or offer of any such rights,
-------
preferences or privileges the Depositary determines that it is not lawful or (after consultation with the Company) not feasible to make such rights, preferences or privileges available to holders of Receipts by the issue of warrants or otherwise, or (ii) if and to the extent so instructed by holders of Receipts who do not desire to execute such rights, preferences or privileges, then the Depositary, in its discretion (with approval of the Company, in any case where the Depositary has determined that it is not feasible to make such rights, preferences or privileges available), may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.1 and 3.2, be distributed by the Depositary to the record holders of Receipts entitled thereto as provided by Section 4.1 in the case of a distribution received in cash.

                  If registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, the Company will file promptly a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until it has received written notice from the Company that such registration statement shall have become effective, or that the offering and sale of such securities to such holders are exempt from registration under the provisions of the Securities Act and the Company shall have provided to the Depositary an opinion of counsel reasonably satisfactory to the Depositary to such effect.

                  If any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company will use its reasonable best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

                  SECTION 4.4 Notice of Dividends, etc.; Fixing Record Date for Holders of Receipts. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to Stock, or whenever the Depositary shall receive notice of any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice, or whenever the Depositary and the Company shall decide it is appropriate, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to or otherwise in accordance with the terms of the Stock) for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting or for any other appropriate reasons.

                  SECTION 4.5 Voting Rights. Upon receipt of notice of any meeting at which the holders of Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice which shall contain (i) such information as is contained in such notice of meeting and (ii) a statement that the holders may, subject to any applicable restrictions, instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock represented by their respective Depositary Shares (including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company) and a brief statement as to the manner in which such instructions may be given. Upon the written request of the holders of Receipts on the relevant record date, the Depositary shall use its best efforts to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of whole shares of Stock represented by the Depositary Shares evidenced by all Receipts as to which any particular voting instructions are received. The Company hereby agrees to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to vote such Stock or cause such Stock to be voted. In the absence of specific instructions from the holder of a Receipt, the Depositary will not vote (but, at its discretion, may appear at any meeting with respect to such Stock unless directed to the contrary by the holders of all the Receipts) to the extent of the Stock represented by the Depositary Shares evidenced by such Receipt.

                  SECTION 4.6 Changes Affecting Deposited Securities and Reclassifications, Recapitalizations, etc. Upon any change in par value or liquidation preference, split-up, combination or any other reclassification of the Stock, or upon any recapitalization, reorganization, merger or consolidation affecting the Company or to which it is a party, the Depositary may in its discretion with the approval (not to be unreasonably withheld) of, and shall upon the instructions of, the Company, and (in either case) in such manner as the Depositary may deem equitable, (i) make such adjustments in the fraction of an interest in one share of Stock represented by one Depositary Share as may be necessary (as certified by the Company) fully to reflect the effects of such change in par value or liquidation preference, split-up, combination or other reclassification of Stock, or of such recapitalization, reorganization, merger or consolidation and (ii) treat any securities which shall be received by the Depositary in exchange for or upon conversion of or in respect of the Stock as new deposited securities so received in exchange for or upon conversion or in respect of such Stock. In any such case, the Depositary may in its discretion, with the approval of the Company, execute and deliver additional Receipts or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities. Anything to the contrary herein notwithstanding, holders of Receipts shall have the right from and after the effective date of any such change in par value or liquidation preference, split-up, combination or other reclassification of the Stock or any such recapitalization, reorganization, merger or consolidation to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the Stock represented thereby only into or for, as the case may be, the kind and amount of shares of stock and other securities and property and cash into which the Stock represented by such Receipts would have been converted or for which such Stock would have been exchanged or surrendered had such Receipt been surrendered immediately prior to the effective date of such transaction.

                  SECTION 4.7 Delivery of Reports. The Depositary shall furnish to holders of Receipts any reports and communications received from the Company which are received by the Depositary as the holder of Stock.

                  SECTION 4.8 List of Receipt Holders. Promptly upon request from time to time by the Company, the Depositary shall furnish to it a list, as of the most recent practicable date, of the names, addresses and holdings of Depositary Shares of all record holders of Receipts. The Company shall be entitled to receive such list four times annually without charge.

                                    ARTICLE V

                        The Depositary, the Depositary's
                      Agents, the Registrar and the Company

                  SECTION 5.1 Maintenance of Offices, Agencies and Transfer Books by the Depositary; Registrar. Upon execution of this Deposit Agreement, the Depositary shall maintain at the Depositary's office facilities for the execution and delivery, registration and registration of transfer, surrender and exchange of Receipts, and at the offices of the Depositary's Agents, if any, facilities for the delivery, registration of transfer, surrender and exchange of Receipts, all in accordance with the provisions of this Deposit Agreement.

                  The Depositary shall keep books at the Depositary's Office for the registration and registration of transfer of Receipts, which books during normal business hours shall be open for inspection by the record holders of Receipts; provided that any such holder requesting to exercise such right shall certify to the Depositary that such inspection shall be for a proper purpose reasonably related to such person's interest as an owner of Depositary Shares evidenced by the Receipts.

                  The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

                  The Depositary may, with the approval of the Company, appoint a Registrar for registration of the Receipts or the Depositary Shares evidenced thereby. If the Receipts or the Depositary Shares evidenced thereby or the Stock represented by such Depositary Shares shall be listed on one or more national securities exchanges, the Depositary will appoint a Registrar (acceptable to the Company) for registration of such Receipts or Depositary Shares in accordance with any requirements of such exchange. Such Registrar (which may be the Depositary if so permitted by the requirements of any such exchange) may be removed and a substitute registrar appointed by the Depositary upon the request or with the approval of the Company. If the Receipts, such Depositary Shares or such Stock are listed on one or more other stock exchanges, the Depositary will, at the request and at the expense of the Company, arrange such facilities for the delivery, registration, registration of transfer, surrender and exchange of such Receipts, such

Depositary Shares or such Stock as may be required by law or applicable securities exchange regulation.

                  The Depositary may from time to time appoint Depositary's Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary's Agents and vary or terminate the appointment of such Depositary's Agents. The Depositary will notify the Company of any such action.

                  SECTION 5.2 Prevention of or Delay in Performance by the Depositary, the Depositary's Agents, the Registrar or the Company. Neither the Depositary nor any Depositary's Agent nor the Registrar nor the Company shall incur any liability to any holder of any Receipt if by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other governmental authority or, in the case of the Depositary, the Depositary's Agent or the Registrar, by reason of any provision, present or future, of the Company's Articles of Incorporation or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, the Depositary's Agent, the Registrar or the Company shall be prevented, delayed or forbidden from, or subjected to any penalty on account of, doing or performing any act or thing which the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, the Registrar or the Company incur liability to any holder of a Receipt (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Deposit Agreement shall provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement except, in the case of any such exercise or failure to exercise discretion not caused as aforesaid, if caused by the gross negligence or willful misconduct of the party charged with such exercise or failure to exercise.

                  SECTION 5.3 Obligation of the Depositary, the Depositary's Agents, the Registrar and the Company. Neither the Depositary nor any Depositary's Agent nor the Registrar nor the Company assumes any obligation or shall be subject to any liability under this Deposit Agreement or any Receipt to holders of Receipts other than for its gross negligence, willful misconduct or bad faith.

                  Neither the Depositary nor any Depositary's Agent nor the Registrar nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Stock, the Depositary Shares or the Receipts which in its reasonable opinion may involve it in expense or liability unless indemnity reasonably satisfactory to it against expense and liability be furnished as often as may be reasonably required.

                  Neither the Depositary nor any Depositary's Agent nor the Registrar nor the Company shall be liable for any action or any failure to act by it in reliance upon the written advice of legal counsel or accountants, or information from any person presenting Stock for deposit, any holder of a Receipt or any other person believed by it in good faith to be competent to give such information. The Depositary, any Depositary's Agent, the Registrar and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

                  The Depositary shall not be responsible for any failure to carry out any instruction to vote any of the shares of Stock or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith. The Depositary will indemnify the Company and hold it harmless from any loss, liability or expense (including the reasonable costs and expenses of defending itself) which may arise out of acts performed or omitted by the Depositary, including when such Depositary acts as Registrar, or the Depositary's Agents in connection with this Agreement due to its or their gross negligence, willful misconduct or bad faith. The indemnification obligations of the Depositary set forth in this Section 5.3 shall survive any termination of this Agreement and any succession of any Depositary.

                  The Depositary, its parent, affiliates or subsidiaries, the Depositary's Agents, and the Registrar may own, buy, sell and deal in any class of securities of the Company and its affiliates and in Receipts or Depositary Shares or become pecuniarily interested in any transaction in which the Company or its affiliates may be interested or contract with or lend money to or otherwise act as fully or as freely as if it were not the Depositary, parent, affiliate or subsidiary or Depositary's Agent or Registrar hereunder. The Depositary may also act as trustee, transfer agent or registrar of any of the securities of the Company and its affiliates.

                  It is intended that neither the Depositary nor any Depositary's Agent nor the Registrar, acting as the Depositary's Agent or Registrar, as the case may be, shall be deemed to be an "issuer" of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary, any Depositary's Agent and the Registrar are acting only in a ministerial capacity as Depositary or Registrar for the Stock.

                  Neither the Depositary (or its officers, directors, employees or agents) nor any Depositary's Agent nor the Registrar makes any representation or has any responsibility as to the validity of the registration statement pursuant to which the Depositary Shares are registered under the Securities Act, the Stock, the Depositary Shares or the Receipts (except for its counter-signatures thereon) or any instruments referred to therein or herein, or as to the correctness of any statement made therein or herein.

                  The Depositary assumes no responsibility for the correctness of the description that appears in the Receipts, which can be taken as a statement of the Company summarizing certain provisions of this Deposit Agreement. Notwithstanding any other provision herein or in the Receipts, the Depositary makes no warranties or representations as to the validity or genuineness of any Stock at any time deposited with the Depositary hereunder or of the Depositary Shares, as to the validity or sufficiency of this Deposit Agreement, as to the value of the Depositary Shares or as to any right, title or interest of the record holders of Receipts in and to the Depositary Shares. The Depositary shall not be accountable for the use or application by the Company of the Depositary Shares or the Receipts or the proceeds thereof.

                  SECTION 5.4 Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by delivering notice of its election to do so to the Company, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

                  The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

                  In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $150,000,000. If no successor Depositary shall have been so appointed and have accepted appointment within 60 days after delivery of such notice, the resigning or removed Depositary may petition any court of competent jurisdiction for the appointment of a successor Depositary. Every successor Depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Stock and any moneys or property held hereunder to such successor, and shall deliver to such successor a list of the record holders of all outstanding Receipts and such records, books and other information in its possession relating thereto. Any successor Depositary shall promptly mail notice of its appointment to the record holders of Receipts.

                  Any corporation into or with which the Depositary may be merged, consolidated or converted shall be the successor of such Depositary without the execution or filing of any document or any further act, and notice thereof shall not be required hereunder. Such successor Depositary may authenticate the Receipts in the name of the predecessor Depositary or in the name of the successor Depositary.

                  SECTION 5.5 Corporate Notices and Reports. The Company agrees that it will deliver to the Depositary, and the Depositary will, promptly after receipt thereof, transmit to the record holders of Receipts, in each case at the addresses recorded in the Depositary's books, copies of all notices and reports (including without limitation financial statements) required by law or by the rules of any national securities exchange upon which the Stock, the Depositary Shares or the Receipts are listed, to be furnished to the record holders of Receipts. Such transmission will be at the Company's expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request.

                  SECTION 5.6 Indemnification by the Company. The Company shall indemnify the Depositary, any Depositary's Agent and the Registrar against, and hold each of them harmless from, any loss, liability or expense (including the reasonable costs and expenses of defending itself) which may arise out of acts performed or omitted in connection with this Deposit Agreement and the Receipts by the Depositary, any Registrar or any of their respective agents (including any Depositary's Agent), except for any liability arising out of gross negligence, willful misconduct or bad faith on the respective parts of any such person or persons. The obligations of the Company set forth in this Section 5.6 shall survive any succession of any Depositary or Depositary's Agent.

                  SECTION 5.7 Charges and Expenses. The Company shall pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company shall pay charges of the Depositary in connection with the initial deposit of the Stock and the initial issuance of the Depositary Shares, all withdrawals of shares of the Stock by owners of Depositary Shares, and any redemption of the Stock at the option of the Company. All other transfer and other taxes and governmental charges shall be at the expense of holders of Depositary Shares. If, at the request of a holder of Receipts, the Depositary incurs charges or expenses for which it is not otherwise liable hereunder, such holder will be liable for such charges and expenses. All other charges and expenses of the Depositary and any Depositary's Agent hereunder (including, in each case, reasonable fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be paid upon consultation and agreement between the Depositary and the Company as to the amount and nature of such charges and expenses. The Depositary shall present its statement for charges and expenses to the Company at such intervals as the Company and the Depositary may agree.

                  SECTION 5.8 Tax Compliance. The Depositary, on its own behalf and on behalf of the Company, will comply with all applicable certification, information reporting and withholding (including "backup" withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any payments made with respect to the Depositary Shares or (ii) the issuance, delivery, holding, transfer, redemption or exercise of rights under the Depositary Receipts or the Depositary Shares. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.

                  The Depositary shall comply with any direction received from the Company with respect to the application of such requirements to particular payments or holders or in other particular circumstances, and may for purposes of this Agreement rely on any such direction in accordance with the provisions of Section 5.3 hereof.

                  The Depositary shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available on request to the Company or to its authorized representatives.

                                   ARTICLE VI

                            Amendment and Termination

             SECTION 6.1 Amendment. The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable; provided, however, that no such amendment (other than any change in the fees of any Depositary or Registrar, which shall go into effect not sooner than three months after notice thereof to the holders of the Receipts) which shall materially adversely alter the rights of the holders of Receipts shall be effective unless such amendment shall have been approved by the holders of at least a majority of the Depositary Shares then outstanding. Every holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to be bound by the Deposit Agreement as amended thereby. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any Depositary Shares, upon surrender of the Receipts evidencing such Depositary Shares and subject to any conditions specified in this Deposit Agreement, to receive shares of Stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law.

                  SECTION 6.2 Termination. This Deposit Agreement may be terminated by the Company at any time upon not less than 60 days' prior written notice to the Depositary, in which case, on a date that is not later than 30 days after the date of such notice, the Depositary shall deliver or make available for delivery to holders of Depositary Shares, upon surrender of the Receipts evidencing such Depositary Shares, such number of whole or fractional shares of Stock as are represented by such Depositary Shares. This Deposit Agreement will automatically terminate after (i) all outstanding Depositary Shares have been redeemed pursuant to Section 2.8 or (ii) there shall have been made a final distribution in respect of the Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Depositary Receipts pursuant to
Section 4.1 or 4.2, as applicable.

                  Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, the Registrar and any Depositary's Agent under Sections 5.6 and 5.7.

                                   ARTICLE VII

                                  Miscellaneous

                  SECTION 7.1 Counterparts. This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

                  SECTION 7.2 Exclusive Benefit of Parties. This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

                  SECTION 7.3 Invalidity of Provisions. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

                  SECTION 7.4 Notices. Any and all notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or facsimile transmission confirmed by letter, addressed to the Company at:

                  Public Storage, Inc.
                  701 Western Avenue, 2nd Floor
                  Glendale, California  91201-2397
                  Facsimile No.:  (818) 244-9267

or at any other address of which the Company shall have notified the Depositary in writing.

                  Any and all notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram or facsimile transmission confirmed by letter, addressed to the Depositary at the Depositary's Office, at:

                  Fleet National Bank
                  150 Royall Street
                  Mail Stop: 45-02-62
                  Canton, MA  02021
                  Attention:  Client Administration
                  Facsimile No.:  (617) 575-2549

or at any other address of which the Depositary shall have notified the Company in writing.

                  Any and all notices to be given to any record holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or facsimile transmission confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary, or if such holder shall have filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

                  Delivery of a notice sent by mail or by telegram or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a telegram or facsimile transmission) is deposited for mailing by first class mail, postage prepaid. The Depositary or the Company may, however, act upon any telegram or facsimile transmission received by it from the other or from any holder of a Receipt, notwithstanding that such telegram or facsimile transmission shall not subsequently be confirmed by letter or as aforesaid.

                  SECTION 7.5 Appointment of Registrar. The Company hereby also appoints the Depositary as Registrar in respect of the Receipts and the Depositary hereby accepts such appointments.

                  SECTION 7.6 Holders of Receipts Are Parties. The holders of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof.

                  SECTION 7.7 Governing Law. THIS DEPOSIT AGREEMENT AND THE RECEIPTS AND ALL RIGHTS HEREUNDER AND THEREUNDER AND PROVISIONS HEREOF AND THEREOF SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS APPLICABLE TO CONTRACTS MADE IN AND TO BE PERFORMED IN THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

                  SECTION 7.8 Inspection of Deposit Agreement. Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary's Agent and shall be open to inspection during business hours at the Depositary's Office or respective offices of the Depositary's Agent, if any, by any holder of a Receipt.

                  SECTION 7.9 Headings. The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

                  IN WITNESS WHEREOF, the Company and the Depositary have duly executed this Agreement as of the day and year first above set forth, and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

                                            PUBLIC STORAGE, INC.

Attested by:


-------------------------------             ------------------------------------
John Reyes                                  David Goldberg
Senior Vice President, Chief Financial      Vice President and Senior Counsel
  Officer and Assistant Secretary

Attested by:                                FLEET NATIONAL BANK


-------------------------------             ------------------------------------
Name:                                       Name:
Title:                                      Title:

ANNEX A

                  TEMPORARY RECEIPT EXCHANGEABLE FOR DEFINITIVE
                    ENGRAVED RECEIPT WHEN READY FOR DELIVERY



The Shares represented by this Depositary Receipt are subject to restrictions on ownership and transfer for the purpose of this Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. Except as set forth in this Corporation's Articles of Incorporation or Bylaws, no person may Beneficially Own (i) more than 2.0% of the outstanding shares of Common Stock of this Corporation, or (ii) more than 9.9% of the outstanding shares of any series of Preferred Stock or Equity Stock of this Corporation, with certain further restrictions and exceptions as are set forth in this Corporation's Articles of Incorporation or Bylaws. Any Person who attempts to own or Beneficially Own Shares in excess of the above limitations must immediately notify this Corporation. All capitalized terms in this legend have the meanings defined in this Corporation's Articles of Incorporation or Bylaws. If any of the restrictions on transfer or ownership set forth in the Articles of Incorporation or Bylaws are violated, the Shares represented hereby will be automatically transferred to the Trustee of a Trust for the benefit of a Charitable Beneficiary pursuant to the terms of the Articles of Incorporation or Bylaws. In addition, attempted transfers of Shares in violation of the limitations described above (as modified or expanded upon in this Corporation's Articles of Incorporation or Bylaws), may be void ab initio. This Corporation will furnish to the holder hereof, upon request and without charge, a complete written statement of the terms and conditions of these restrictions. Requests for such documents may be directed to the corporate secretary.

                                                   DEPOSITARY SHARES

                                                   THIS DEPOSITARY RECEIPT
                                                   IS TRANSFERABLE IN BOSTON,
                                                   MA OR NEW YORK, NY

                                                   CUSIP [           ]
                                                     SEE REVERSE FOR
                                                   CERTAIN DEFINITIONS
DEPOSITARY RECEIPT FOR DEPOSITARY
   SHARES EACH REPRESENTING 1/1,000th OF A
   SHARE OF 7.875% CUMULATIVE PREFERRED STOCK,
   SERIES S

                      OF
                PUBLIC STORAGE, INC.
                INCORPORATED UNDER THE
         LAWS OF THE STATE OF CALIFORNIA

          FLEET NATIONAL BANK, as Depositary (the "Depositary"), hereby certifies that is the registered owner of _____________________________ DEPOSITARY SHARES


("Depositary Shares"), each Depositary Share representing a 1/1,000 interest in one share of 7.875% Cumulative Preferred Stock, Series S (the "Stock"), of Public Storage, Inc., a California corporation (the "Corporation"), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of October 31, 2001 (the "Deposit Agreement"), between the Corporation and the Depositary. By accepting this Depositary Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Depositary Receipt shall not be valid or obligatory for any purpose or be entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual and/or facsimile signature of a duly authorized officer or, if executed in facsimile by the Depositary, countersigned by a Registrar in respect of the Depositary Receipts by a duly authorized officer.

The Corporation is authorized to issue Common Stock, one or more series of Preferred Stock, one or more series of Equity Stock and Depositary Shares. The Corporation will furnish without charge to each receiptholder, who so requests in writing, a statement of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes of shares and upon the holders thereof, a copy of the Corporation's Bylaws and a copy of the Deposit Agreement. Any such request shall be made to the Corporation at the principal office of the Corporation at 701 Western Avenue, Glendale, California 91201-2397, Attention:
Secretary.

This Depositary Receipt is continued on the reverse hereof and the additional provisions set forth therein (including, without limitation, those relating to redemption) for all purposes have the same effect as if set forth at this place.

Dated:
                                                Countersigned

                                                FLEET NATIONAL BANK

                                                Depositary, Transfer Agent and
                                                Registrar

                                                By:
                                                   -----------------------------
                                                      Authorized

Officer

                  THE SHARES REPRESENTED BY THIS DEPOSITARY RECEIPT ARE SUBJECT TO THE PROVISIONS OF THE ARTICLES AND BYLAWS, INCLUDING BUT NOT LIMITED TO (1) SECTION (C) OF THE CERTIFICATE OF DETERMINATION RELATING TO THE STOCK, WHICH CONFERS UPON THE BOARD THE RIGHT, ON OR AFTER OCTOBER 31, 2006, TO CALL FOR REDEMPTION THE STOCK, (2) ARTICLE XI, SECTION 7 OF THE BYLAWS, WHICH CONFERS UPON THE BOARD THE RIGHT TO REFUSE TO REGISTER THE TRANSFER OF AND/OR TO CALL FOR REDEMPTION THE SHARES REPRESENTED BY THIS CERTIFICATE IF NECESSARY IN ITS OPINION TO MAINTAIN THE CORPORATION'S QUALIFICATION AS A "REAL ESTATE INVESTMENT TRUST" UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND (3) THE PROVISIONS OF THE ARTICLES AND BYLAWS, WHICH SET FORTH OWNERSHIP LIMITATION PROVISIONS DESIGNED TO MAINTAIN SUCH QUALIFICATION.

                  1. The Deposit Agreement. Depositary Receipts, of which this Depositary Receipt is one, are made available upon the terms and conditions set forth in the Deposit Agreement, dated as of October 31, 2001 (the "Deposit Agreement"), among the Company, the Depositary and all holders from time to time of Depositary Receipts. The Deposit Agreement (copies of which are on file at the principal office maintained by the Depositary which at the time of the execution of the Deposit Agreement is located at 150 Royall Street, Mail Stop:
45-02-62, Canton, MA 02021 (the "Depositary's Office") and at the office of any agent of the Depositary) sets forth the rights of holders of Depositary Receipts and the rights and duties of the Depositary. The statements made on the face and the reverse of this Depositary Receipt are summaries of certain provisions of the Deposit Agreement and are subject to the detailed provisions thereof, to which reference is hereby made. In the event of any conflict between the provisions of this Depositary Receipt and the provisions of the Deposit Agreement, the provisions of the Deposit Agreement will govern.

                  2. Definitions. Unless otherwise expressly herein provided, all defined terms used in this summary of the Deposit Agreement shall have the meanings ascribed thereto in the Deposit Agreement.


                  3. Redemption of Stock. Whenever the Company shall elect to redeem shares of Stock, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary not less than 60 days' notice of the date of such proposed redemption and of the number of such shares of Stock held by the Depositary to be so redeemed and the applicable redemption price. The Depositary shall mail, first-class postage prepaid, notice of the redemption of Stock and the proposed simultaneous redemption of Depositary Shares representing the Stock to be redeemed, not less than 30 and not more than 60 days prior to the date fixed for redemption of such Stock and Depositary Shares, to the record holders of the Depositary Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such holders as the same appear on the records of the Depositary. Any such notice shall also be published in the same manner as notices of redemption of the Stock are required to be published by the Company. On the date of such redemption, the Depositary shall redeem the number of Depositary Shares representing such redeemed Stock; provided, that the Company shall then have paid or caused to be paid in full to the Depositary the redemption price of the Stock to be redeemed, plus any accrued and unpaid dividends payable with respect thereto to the date of any such redemption. In case fewer than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be redeemed shall be determined pro rata or by lot in a manner determined by the Board of Directors. Notice having been mailed as aforesaid, from and after the Redemption Date (unless the Company shall have failed to provide the funds necessary to redeem the shares of Stock evidenced by the Depositary Shares called for redemption), dividends on the shares of Stock so called for redemption shall cease to accrue, the Depositary Shares called for redemption shall be deemed no longer to be outstanding and all rights of the holders of Depositary Receipts evidencing such Depositary Shares (except the right to receive the redemption price) shall, to the extent of such Depositary Shares, cease and terminate. Upon surrender in accordance with said notice of the Depositary Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary or applicable law shall so require), such Depositary Shares shall be redeemed at a redemption price per Depositary Share equal to the same fraction of the redemption price per share paid with respect to the shares of Stock as the fraction each Depositary Share represents of a share of Stock plus the same fraction of all money and other property, if any, represented by such Depositary Shares, including all amounts paid by the Company in respect of dividends which on the Redemption Date have accumulated on the shares of Stock to be so redeemed and have not theretofore been paid. The foregoing is subject further to the terms and conditions of the Certificate of Determination. If fewer than all of the Depositary Shares evidenced by this Depositary Receipt are called for redemption, the Depositary will deliver to the holder of this Depositary Receipt upon its surrender to the Depositary, together with the redemption payment, a new Depositary Receipt evidencing the Depositary Shares evidenced by such prior Depositary Receipt and not called for redemption.

                  4. Surrender of Depositary Receipts and Withdrawal of Stock. Upon surrender of this Depositary Receipt to the Depositary at the Depositary's Office or at such other offices as the Depositary may designate, and subject to the provisions of the Deposit Agreement, the holder hereof is entitled to withdraw, and to obtain delivery, without unreasonable delay, to or upon the order of such holder, any or all of the Stock (but only in whole shares of Stock) and all money and other property, if any, at the time represented by the Depositary Shares evidenced by this Depositary Receipt; provided, however, that, in the event this Depositary Receipt shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the whole number of shares of Stock to be withdrawn, the Depositary shall, in addition to such whole number of shares of Stock and such money and other property, if any, to be withdrawn, deliver, to or upon the order of such holder, a new Depositary Receipt or Depositary Receipts evidencing such excess number of whole Depositary Shares.

                  5. Transfers, Split-ups, Combinations. Subject to the Deposit Agreement, this Depositary Receipt is transferable on the books of the Depositary upon surrender of this Depositary Receipt to the Depositary, properly endorsed or accompanied by a properly executed instrument of transfer, and upon such transfer the Depositary shall sign and deliver a Depositary Receipt or Depositary Receipts to or upon the order of the person entitled thereto, all as provided in and subject to the Deposit Agreement. This Depositary Receipt may be split into other Depositary Receipts or combined with other Depositary Receipts into one Depositary Receipt evidencing the same aggregate number of Depositary Shares evidenced by the Depositary Receipt or Depositary Receipts surrendered; provided, however, that the Depositary shall not issue any Depositary Receipt evidencing a fractional Depositary Share.

                  6. Conditions to Signing and Delivery, Transfer, etc., of Depositary Receipts. Prior to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of this Depositary Receipt, the Depositary, any of the Depositary's Agents or the Company may require any or all of the following: (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any tax or other governmental charge with respect thereto; (ii) production of proof satisfactory to it as to the identity and genuineness of any signature; and (iii) compliance with such reasonable regulations, if any, as the Depositary or the Company may establish not inconsistent with the Deposit Agreement.

                  7. Suspension of Delivery, Transfer, etc. The deposit of Stock may be refused, the delivery of this Depositary Receipt against Stock may be suspended, the registration of transfer of Depositary Receipts may be refused and the registration of transfer, surrender or exchange of this Depositary Receipt may be suspended (i) during any period when the register of stockholders of the Company is closed or (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement.

                  8. Amendment. The form of the Depositary Receipts and any provision of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect that they may deem necessary or desirable; provided, however, that no such amendment (other than any changes in the fees of any Depositary or Registrar which shall go into effect not sooner than three months after Notice thereof to the holders of the Depositary Receipts) which shall materially adversely alter the rights of holders of Depositary Receipts shall be effective unless such amendment shall have been approved by at least a majority of the Depositary Shares then outstanding. The holder of this Depositary Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold this Depositary Receipt, to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the owner of the Depositary Shares evidenced by this Depositary Receipt to surrender this Depositary Receipt with instructions to the Depositary to deliver to the holder the Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

                  9. Charges and Expenses. The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement, except such charges as are expressly provided in the Deposit Agreement to be at the expense of holders of Depositary Receipts.

                  10. Title to Depositary Receipts. Title to this Depositary Receipt, when properly endorsed or accompanied by a properly executed instrument of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary may, notwithstanding any notice to the contrary, treat the record holder hereof at such time as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.

                  11. Dividends and Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution on the Stock, the Depositary shall, subject to the provisions of the Deposit Agreement, distribute to record holders of Depositary Receipts such amounts of such sums as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Depositary Receipts held by such holders; provided, however, that in case the Company or the Depositary shall be required by law to withhold and does withhold from any cash dividend or other cash distribution in respect of the Stock an amount on account of taxes or as otherwise required by law, regulation or court process, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. In the event that the calculation of any such cash dividend or other cash distribution to be paid to any record holder on the aggregate number of Depositary Receipts held by such holder results in an amount which is a fraction of a cent, the amount the Depositary shall distribute to such record holder shall be rounded to the next highest whole cent; and upon request of the Depositary, the Company shall pay the additional amount to the Depositary for distribution.

                  12. Subscription Rights, Preferences or Privileges. If the Company shall at any time offer or cause to be offered to the persons in whose name Stock is registered on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance, subject to the provisions of the Deposit Agreement, be made available by the Depositary to the record holders of Depositary Receipts in such manner as the Depositary shall determine.

                  13. Notice of Dividends, Fixing of Record Date. Whenever (i) any cash dividend or other cash distribution shall become payable, or any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered, with respect to the Stock, or (ii) the Depositary shall receive notice of any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice or whenever the Depositary and the Company shall decide it is appropriate, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Stock) for the determination of the holders of Depositary Receipts (x) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or (y) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or for any other appropriate reasons.

                  14. Voting Rights. Upon receipt of notice of any meeting at which the holders of Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Depositary Receipts a notice, which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the holders may, subject to any applicable restrictions, instruct the Depositary as to the exercise of the voting rights pertaining to the Stock represented by their respective Depositary Shares, and
(iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of this Depositary Receipt on such record date the Depositary shall use its best efforts to vote or cause to be voted the Stock represented by the Depositary Shares evidenced by this Depositary Receipt in accordance with the instructions set forth in such request. The Company hereby agrees to take all action that may be deemed necessary by the Depositary in order to enable the Depositary to vote such Stock or cause such Stock to be voted. In the absence of specific instructions from the holder of this Depositary Receipt, the Depositary will abstain from voting to the extent of the Stock represented by the Depositary Shares evidenced by this Depositary Receipt.

                  15. Reports, Inspection of Transfer Books. The Depositary shall transmit to the record holders of Depositary Receipts copies of all reports and communications received from the Company that are received by the Depositary as the holder of Stock. The Depositary shall keep books at the Corporate Office for the registration and transfer of Depositary Receipts, which books at all reasonable times will be open for inspection by the record holders of Depositary Receipts; provided that any such holder requesting to exercise such right shall certify to the Depositary that such inspection shall be for a proper purpose reasonably related to such person's interest as an owner of Depositary Shares.

                  16. Liability of the Depositary, the Depositary's Agents, the Registrar and the Company. Neither the Depositary nor any Depositary's Agent nor the Registrar nor the Company shall incur any liability to any holder of this Depositary Receipt, if by reason of any provision of any present or future law or regulation thereunder of any governmental authority or, in the case of the Depositary, the Registrar or any Depositary's Agent, by reason of any provision present or future, of the Articles of Incorporation or by reason of any act of God or war or other circumstances beyond the control of the relevant party, the Depositary, any Depositary's Agent, the Registrar or the Company shall be prevented or forbidden from doing or performing any act or thing that the terms of the Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's

Agent, the Registrar or the Company incur any liability to any holder of this Depositary Receipt (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of the Deposit Agreement provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement except if such exercise or failure to exercise discretion is caused by its gross negligence or willful misconduct.

                  17. Obligations of the Depositary, the Depositary's Agents, the Registrar and the Company. Neither the Depositary nor any Depositary's Agent nor the Registrar nor the Company assumes any obligation or shall be subject to any liability under the Deposit Agreement or this Depositary Receipt to the holder hereof or other persons, other than for its gross negligence, willful misconduct or bad faith.

                  Neither the Depositary nor any Depositary's Agent nor the Registrar nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to Stock, Depositary Shares or Depositary Receipts or Common Stock that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

                  Neither the Depositary nor any Depositary's Agent nor the Registrar nor the Company will be liable for any action or failure to act by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Stock for deposit, any holder of this Depositary Receipt or any other person believed by it in good faith to be competent to give such advice or information.

                  18. Termination of Deposit Agreement. Whenever so directed by the Company upon not less than 60 days' prior written notice, the Depositary will terminate the Deposit Agreement by mailing notice of such termination to the record holders of all Depositary Receipts then outstanding at least 30 days after the date of such notice. Upon the termination of the Deposit Agreement, the Company shall be discharged to all obligations thereunder except for its obligations to the Depositary, any Depositary's Agent and any Registrar under Sections 5.6 and 5.7 of the Deposit Agreement.

                  19. Governing Law. The Deposit Agreement and this Depositary Receipt and all rights thereunder and hereunder and provisions thereof and hereof shall be governed by, and construed in accordance with, the law of the State of New York, including without limitation Section 5-1401 of the New York General Obligations Law.

         The following abbreviations, when used in the inscription on the face of this Depositary Receipt, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common            UNIF GIFT MIN ACT -____ Custodian ____
TEN ENT - as tenants by the entireties            (Cust)                 (Minor)
JT TEN  - as joint tenants with right             under Uniform Gifts to Minors
             of survivorship and not as           Act ____________
             tenants in common                          (State)


                                 UNIF TRF MIN ACT -___ Custodian (until age ___)
                                                  (Cust)
                                              ___ under Uniform Transfers
                                             (Minor)
                                             to Minors Act _______________
                                                              (State)


    Additional abbreviations may also be used though not in the above list.

      For Value Received, ____________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
         IDENTIFYING NUMBER OF ASSIGNEE


______________________________________
______________________________________
________________________________________________________________________________
________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE


________________________ Depositary Shares represented by the within Depositary Receipt, and do hereby irrevocably constitute and appoint
________________________ Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated _______________________________        Signed

                                             ---------------------------------
                                             NOTICE: THE SIGNATURE TO THIS
                                             ASSIGNMENT MUST CORRESPOND WITH THE
                                             NAME AS WRITTEN UPON THE FACE OF
                                             THIS DEPOSITARY RECEIPT IN EVERY
                                             PARTICULAR, WITHOUT ALTERATION OR
                                             ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED


By   ______________________________________
      THE SIGNATURE(S) SHOULD BE GUARANTEED
      BY AN ELIGIBLE GUARANTOR INSTITUTION
      (BANKS, STOCKBROKERS, SAVINGS AND LOAN
      ASSOCIATIONS AND CREDIT UNIONS WITH
      MEMBERSHIP IN AN APPROVED SIGNATURE
      GUARANTEE MEDALLION PROGRAM), PURSUANT
      TO S.E.C. RULE 17Ad-15.